Exhibit 99.1

Press Release

Acutus Medical Reports Preliminary Unaudited Second Quarter 2021 Financial Results

Carlsbad, Calif. – July 12, 2021 – Acutus Medical, Inc. (“Acutus” or the “Company”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported preliminary unaudited results for the second quarter of 2021.

Recent Highlights and Upcoming Events:
•Preliminary net sales for the second quarter of 2021 are expected to be in the range of $4.6 to $4.7 million, compared to $3.6 million in the first quarter of 2021 and $1.1 million in the same quarter last year.
•Increased worldwide installed base of second generation AcQMap consoles to 68 as of June 30, 2021, up from 57 as of March 31, 2021 – bringing the total installed base of AcQMap consoles to 70 as of June 30, 2021.
•Received US Investigational Device Exemption to commence the study of the AcQBlate Force-Sensing Ablation Catheter and System in the treatment of paroxysmal and persistent atrial fibrillation.
•In-person presence at the annual Heart Rhythm Society meeting in Boston, from July 28 to July 31, including the Company’s first dedicated Rhythm Theater Symposium.

“We are pleased with the momentum we observed during the second quarter, especially in our direct businesses which grew over 40% sequentially as compared to the first quarter of 2021,” said Vince Burgess, President and CEO of Acutus. “Our expanded product offerings, recently approved and launched next generation versions of our access and mapping products, and improved commercial execution all contributed to these strong operating results. Our US business led overall performance in the quarter, while our UK and Europe teams continued to drive solid execution amidst continuing regional COVID-19 disruptions. We are making good progress across the three strategic growth drivers that we established earlier this year, and we look forward to sharing further updates throughout the year.”

Mr. Burgess continued, “The upcoming Heart Rhythm Society meeting will be our first in-person opportunity to showcase our broad range of highly novel access, diagnostic and therapy products to the electrophysiology community at large. In addition, we will host our first dedicated Rhythm Theater Symposium, where physician collaborators will detail their own cutting-edge treatment strategies utilizing Acutus’ complete line of EP products. A particular focus will be the move away from one-size-fits-all ablation approaches for patients with complex disease to a more tailored method using Acutus’ mapping system to guide a so-called ‘Core-to-Boundary’ patient-specific, adaptive approach. This approach has the potential to bring simplicity, efficiency and improved outcomes to the large and growing cohort of patients suffering from complex arrhythmias who presently have limited options. Presentations during our Rhythm Theater will also unveil Acutus’ unique strategy to bring its own image-guided, force-sensing enabled Pulsed Field Ablation therapy platform to market.”

Exhibit 99.1

Press Release

Preliminary Second Quarter 2021 Financial Results
Second quarter 2021 net sales are expected to be in the range of $4.6 to $4.7 million, reflecting growth of over 300% as compared to the prior year’s second quarter results and growth of approximately 30% as compared to the result from the first quarter of 2021. Results were led by the Company’s US and EU direct businesses with both segments posting record sales during the quarter. Continued strong performance with the Company’s global distribution partner Biotronik further supported the Company’s overall results. The Company estimates that its loss from operations on a GAAP basis for the quarter ended June 30, 2021 will be between $27.0 million and $29.0 million, compared to a loss from operations of $19.5 million for the quarter ended June 30, 2020. The Company’s estimate of its cash, cash equivalents and marketable securities as of June 30, 2021 was approximately $81 million.

COVID-19
COVID-19 continues to create significant uncertainty in several markets that the Company serves, most notably in Western Europe and the UK. Procedure volumes are stabilizing in the US, although some hospital access restrictions remain in effect. The impact of COVID-19 was more acutely negative earlier in 2021, and this dynamic is reflected in the Company’s first half financial results.

Inclusion of Preliminary Financial and Installed Base Data
The preliminary financial and installed base information included in this release reflects management’s estimates based solely upon information available to the Company as of the date of this release and are the responsibility of management. The preliminary consolidated financial results presented above are not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2021 and have not been audited, reviewed or compiled by our independent registered public accounting firm, KPMG LLP. The preliminary consolidated financial results presented above are subject to the completion of the Company’s financial closing procedures. The Company’s actual results for the quarter ended June 30, 2021 may differ materially from these estimates. Accordingly, you should not place undue reliance upon these preliminary financial results. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated consolidated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Caution Regarding Forward-Looking Statements” below.

About Acutus Medical, Inc.
Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.

Exhibit 99.1

Press Release

Caution Regarding Forward-Looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions, including statements about our preliminary financial and installed base data for the quarter ended June 30, 2021. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company’s ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of its products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase the Company’s systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and Acutus’ response to it, the determination that material adjustments are required to be made to the preliminary estimated consolidated financial results presented above and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, Acutus undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact: Media Contact:
Caroline Corner Holly Windler
Westwicke ICR M: 619-929-1275
D: 415-314-1725 media@acutusmedical.com
caroline.corner@westwicke.com